THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

__________________________________________

SECURED PROMISSORY NOTE

Secured Promissory Note 2008A-1

October 9, 2008
U.S. $300,000	Los Angeles, California

          FOR VALUE RECEIVED, EV RENTAL CARS, LLC, a California limited liability company (“Company”) at 5500 West Century Blvd., Los Angeles, California, 90045 promises to pay to PLETHORA PARTNERS LLC, a California limited liability company (“Holder”), at 2049 Century Park East, Suite 3670, Los Angeles, California 90067, or at such other place as the Holder shall direct in writing, or its registered assigns, the principal sum of Three Hundred Thousand Dollars (U.S. $300,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from October 3, 2008 on the unpaid principal balance at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid and accrued interest payable on this Note shall be due and payable on the 1st day of each calendar month, commencing on November 1, 2008 and continuing until the Note is repaid in full, with all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder becoming due and payable on December 3, 2008 (the “Maturity Date”). However, upon Company’s request, Holder may extend the Maturity Date to January 5, 2009 (the “Extended Maturity Date”), provided that Holder’s consent to extend the Maturity Date shall not be unreasonably withheld. All amounts owing on this Note shall be payable in arrears, with payments first applied to accrued and unpaid interest on this Note, and thereafter on the unpaid principal amount hereof. All references to Dollars herein are to lawful currency of the United States of America.

          This Note is issued in connection with a certain Secured Promissory Note and Warrant Purchase Agreement dated as of October 9, as amended, modified or supplemented, the “Note Purchase Agreement”) between Company, Parent and Holder.

          THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

          The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1. Definitions. As used in this Note the following capitalized terms have the following meanings:

                    (a) “Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed by Parent in favor of Holder and pursuant to which Parent agreed to guarantee the Obligations of Company under this Note and the other Note Documents.

                    (b) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                    (c) “Note Documents” shall mean this Note together with the Note Purchase Agreement, the Security Agreement, the Guaranty and the Warrant.

                    (d) “Parent” shall mean EV Transportation, Inc., a Nevada corporation.

                    (e) “Permitted Investments” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 180 days from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six (6) months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States; (e) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa by Moody’s; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that ( i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

                    (f) “Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, pursuant to which Company has granted Holder a security interest in certain Collateral (as such term is defined in the Security Agreement) to secure its obligations under this Note.

                    (g) “Warrant” shall mean that certain Common Stock Purchase Warrant, dated as of the date hereof, issued by Parent to Holder.

          2. Payments. All payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day (unless in the case of interest, such next succeeding Business Day would be in the following calendar month, in which case such payment will be made on the immediately preceding Business Day). This Note may be prepaid, in whole or in part without penalty, at any time prior to the Maturity Date.

          3. Covenants.

                    (a) Corporate Existence. From the issuance date of this Note (the “Issuance Date”) and for so long as the Note is outstanding, the Company shall, and shall cause Parent to conduct its operations in the ordinary course of business consistent with past practice and maintain its corporate existence.

                    (b) Limitations on Indebtedness; Liens. From the Issuance Date and for so long as the Note is outstanding, the Company shall not, and shall not permit any Parent to, (a) issue, incur, assume, maintain, suffer to exist or extend the term of any indebtedness, except for (i) indebtedness under the Note, (ii) indebtedness (A) the holders of which agree in writing to be subordinate and junior in right of payments to the Note on terms and conditions reasonably acceptable to the Holder, including expressly agreeing not to take, demand or receive from the Company, any payment of (whether as principal, interest or any other amount) or security for the whole or any part of such indebtedness, including any letter of credit or similar credit support facility to support the payment thereof, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the Maturity Date, and (C) which is not secured by any of the assets of the Company or Parent in an amount not to exceed $1,000,000 (“Permitted Subordinated Indebtedness”) (it being understood that for purposes of this Section 3(b)(ii), a guaranty, which is expressly subordinate and junior in right of payments to the Note, by any guarantor of any Permitted Subordinated Indebtedness of the Company shall not be included in the calculation of the maximum amount of Permitted Subordinated Indebtedness permitted under this Section 3(b)(ii)), (iii) the indebtedness to Toyota (the “Toyota Facility”), (iv) the indebtedness existing on the date hereof to Amalgamated Bank, Vineyard Bank or any other of the Company’s current lenders (the “Existing Facilities”), (v) indebtedness of the Company to Parent permitted by Section 3(c), or (vi) usual and ordinary trade debt, debt to finance the lease or purchase of new vehicles for the Company’s inventory; (b) directly or indirectly, create, assume or suffer to exist any lien on any of the collateral under the Security Agreement, or (c) redeem, retire, defease or otherwise repay or prepay in cash any principal of any new indebtedness or Permitted Subordinated Indebtedness (other than indebtedness under this Note, payments due under the Toyota Facility or payments due under the Existing Facilities), without the written consent of Holder, which consent shall not be unreasonably withheld. Payments of principal and other payments due under this Note shall not be subordinated to any obligations of the Company and shall rank senior to all other indebtedness other than (i) payments of principal and interest due under the Toyota Facility or payments due under the Existing Facilities and (ii) trade accounts payable of the Company and other indebtedness that, in each case, is preferred by operation of law. The Company will not (x) amend, supplement, modify or waive any compliance with either the Toyota Facility or the Existing Facilities or (y) permit the assignment or transfer of some or all of the rights under either the Toyota Facility or the Existing Facilities without the prior written consent (which consent shall not be unreasonably withheld) of the Holder.

                    (c) Restriction on Loans; Investments; Subsidiary Equity. From the Issuance Date and for so long as the Note is outstanding, the Company shall not, and shall not permit Parent to, (i) except for Permitted Investments (as defined below), make any loans to, or investments in, any other Person, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, providing any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other Person (provided, however, that Parent may make investments in the Company), or (ii) issue, transfer or pledge any capital stock or equity interest in the Company to any Person other than Parent.

                    (d) Restriction on Purchases or Payments. From the Issuance Date and for so long as the Note is outstanding, the Company shall not, and shall not permit Parent to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or set any record date with respect to any of the foregoing; provided, however, that the Company may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by Parent or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock or the capital stock of Parent, except as long as no Event of Default has occurred and is continuing, repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the Issuance Date and set forth in the Note Purchase Agreement From the Issuance Date and for so long as this Note is outstanding, the Company and Parent shall not enter into any agreement which would limit or restrict the Company’s or Parent’s ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Note, the Note Purchase Agreement, the Guaranty or the Security Agreement.

                    (e) Disposition of Assets; Mergers, Consolidations, Acquisitions. From the Issuance Date and for so long as the Note is outstanding, the Company shall not, and shall not cause or permit Parent to, sell, transfer, assign, dispose, consign, lease or remove from their respective business locations any property or assets that would have a material adverse effect on the business operations of the Company, except that, until the Holder gives the Company notice to the contrary during the existence of any Event of Default, the Company or Parent may (i) sell or dispose of obsolete assets which the Company or Parent has determined, in good faith, not to be useful in the conduct of its business and (ii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice. In addition to the other rights the Holder has hereunder, from the Issuance Date and for so long as the Note is outstanding, neither Parent nor the Company shall sell all or substantially all of its assets, except in the event the acquiring entity (x) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (y) is a publicly traded corporation whose common stock is quoted on or listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market (or a successor thereto), and (z) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Notwithstanding any of the foregoing, the Company and Parent shall at all times be permitted to liquidate the “Vehicle Collateral” or any other property or assets that the Company or Parent are required to liquidate under the terms of that certain Third Forbearance Agreement, dated July 8, 2008, by and among the Company and Amalgamated Bank.

                    (f) Maintenance of Assets; Insurance. From the Issuance Date and for so long as this Note is outstanding, the Company will keep, and will cause Parent to keep, all assets useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause Parent to maintain (either in the name of the Company or in Parent’s own name), with financially sound and reputable insurance companies, product liability insurance and insurance on all their assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Holder, upon reasonable written request, full information as to the insurance carried.

          4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Note Documents:

                    (a) Failure to Pay. Company shall fail to pay when due: (i) the principal or interest payment on the due date hereunder and such payment shall not have been made within ten (10) days of Company’s receipt of Holder’s written notice to Company of such failure to pay; or (ii) any other payment required under the terms of this Note or any other Note Document on the date due and such payment shall not have been made within ten (10) days of Company’s receipt of Holder’s written notice to Company of such failure to pay.

                    (b) Breaches of Representations, Warranties or Covenants. Company shall fail to observe or perform any other material covenant, representation, or warranty, obligation, condition or agreement contained in this Note or the other Note Documents beyond any applicable notice or cure period relating thereto.

                    (c) Voluntary Bankruptcy or Insolvency Proceedings. Company or Parent shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing.

                    (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or Parent of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or Parent or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

                    (e) Default with Other Third Party Lenders. Company shall default on any other material loan obligation with Company’s other third party lenders, beyond any applicable notice and cure period; provided, however, that any default that exists or might be declared as of the date of this Note by Amalgamated Bank, Vineyard Bank or any other of Company’s other third party lenders shall not cause or otherwise give rise to an Event of Default under this Section 4(e).

                    (f) Default with Toyota. Company shall default on Company’s agreement with Toyota and provided that such default is not waived or cured within the earlier of: (i) ten (10) business days of Company’s receipt of Toyota’s written notice to Company declaring Company in default; or (ii) any applicable notice and cure period under such agreement.

          5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(e) and 4(f), Holder may perform in Company’s name and on Company’s behalf such acts or take such steps as are necessary to cure Company’s default thereunder, and Company shall reimburse Holder on demand for any expenses which Holder may incur in thus curing any such default. Upon the occurrence or existence of and during the continuation of any event or circumstance that is, or with the giving of notice or lapse of time, or both, would constitute an Event of Default, Company shall pay to Holder a monthly late fee equal to one and one-half percent (1.5%) of the sum of the outstanding principal balance and accrued and unpaid interest on the Note, such late fee shall be paid in respect of any month (or any part thereof) that such event or circumstance shall be continuing. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Note Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

          6. Successors and Assigns. The rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          7. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          8. Specific Shall Not Limit General. No specific provision contained in this Note shall limit or modify any more general provision contained herein.

          9. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

          11. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

          12. Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

          13. Waiver of Notice. To the extent permitted by law, the Company and Parent each hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Guaranty, the Security Agreement, the Note Purchase Agreement and the other Note Documents.

          14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as first set forth above. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          15. Governing Law; Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY IN ANY LEGAL PROCEEDING ARISING OUT OR A RELATED TO THIS AGREEMENT, THE NOTE, AND THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          17. Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any bankruptcy law, U.S. state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          18. Interpretative Matters. Unless the context otherwise requires, (a) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Note shall be by way of example rather than limitation.

          IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

EV RENTAL CARS, LLC
a California limited liability company

By:
Name:	William N. Plamondon
Title:	CEO of EV Transportation, Inc., the sole
managing member of EV Rental Cars, LLC